Exhibit 10.12

Dated                                  20XX

PROPANC

and

[INSERT NAME]

_______________________________________________

SCIENTIFIC ADVISORY BOARD MEMBER AGREEMENT

_______________________________________________

FRANCIS ABOURIZK LIGHTOWLERS

Commercial & Technology Lawyers

Level 16

356 Collins Street

MELBOURNE VIC 3000

Tel: (03) 9642 2252

Fax: (03) 9642 2272

Email: fal@fal-lawyers.com.au

www.fal-lawyers.com.au

THIS AGREEMENT is made the                day of                20XX

BETWEEN

PROPANC PTY LTD, ACN 127 984 089, of 576 Swan Street, Richmond, Victoria 3146, Australia (“Propanc”)

AND

[insert name] of [insert address] (“SAB Member”)

RECITALS

A.	Propanc has or wishes to establish a Scientific Advisory Board (the “SAB”) for the purposes specified in the Terms of Reference (Appendix A).
B.	The SAB Member has been invited by Propanc to be, and wishes to be, a member of the SAB.
C.	The parties have agreed to execute this Agreement to specify the role of the SAB Member and to, amongst other things, safeguard Confidential Information and Intellectual Property relating to participation in the SAB.

OPERATIVE PART

1.0	Definitions
1.1	‘Confidential Information’ means all information (including copies thereof) regardless of form and disclosure method, disclosed by or on behalf of Propanc to the SAB Member, including through other SAB Members, that by its nature is confidential, is designated as confidential or the SAB Member knows or ought reasonably to know is confidential and may include, without limitation, all information relating to Propanc’s business, field of business, research, proposed business or research, technologies or products.
1.2	'Intellectual Property' means all intellectual property rights, including all copyright and neighbouring rights, all rights in relation to inventions (including patent rights), plant varieties, registered and unregistered trademarks (including service marks), registered designs, confidential information (including trade secrets and know how) and circuit layouts, and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields as defined in Article 2 of the World Intellectual Property Organisation Convention of July 1967.
1.3	‘Terms of Reference’ means the role and activities of the Scientific Advisory Board and its members as specified in Appendix A and as updated from time to time.
2.0	Appointment, Duties and Termination
2.1	The SAB Member is appointed and accepts appointment, as a member of the SAB to Propanc. The SAB Member will act as an independent consultant.
2.2	The SAB Member’s duties include:

(a)	Attending at least two SAB meetings per year. Attendance will either be by telephone or, when agreed between Propanc and the SAB Member, in person. Meetings will be held on dates and at locations nominated by Propanc and agreed with the SAB. Where meetings are to be held in person or for any other travel, Propanc will generally organise all travel, accommodation and other reasonable travel expenses, all on a business class basis only, and will otherwise reimburse the SAB Member for such costs; and
(b)	Providing casual consultancy services to Propanc on a needs be basis in accordance with the Terms of Reference.
2.3	The SAB Member will be paid a rate of XX$XXX (plus any applicable Australian GST but excluding all other taxes) for each hour of services provided pursuant to clause 2.2. For SAB Meetings, the SAB Member will be entitled to a maximum payment of twice the SAB meeting duration in order to account for preparation time. Where work is performed in a month, payment will be made by Propanc within thirty days of receipt of a correctly rendered invoice from the SAB Member. The invoice must outline the work performed and time taken for that month and, when claiming Australian GST, must be a tax invoice.
2.4	The SAB Member will only be entitled to payments in addition to those specified in clause 2.3 when pre-agreed in writing by Propanc.
2.5	The SAB Member agrees that participation with the Advisory Board will be in accordance with the Terms of Reference and any other agreed responsibilities. The Terms of Reference may be amended by agreement between the Advisory Board and Propanc from time to time. Any specific responsibilities may be amended by agreement between Propanc and the SAB Member.
2.6	The SAB Member undertakes to immediately declare to Propanc any conflict of interest or potential conflict of interest that may arise as a result of its participation on the Advisory Board and to comply with such procedures as Propanc may adopt in relation to conflicts of interest of SAB Members.
2.7	Either party may terminate the SAB Member’s position immediately upon written notice to the other party without cause. In this instance, the SAB Member will only be entitled to payment for services completed up until the date of termination.
3.0	SAB Member's Confidentiality Obligations
3.1	The SAB Member agrees that all Confidential Information provided to or obtained by the SAB Member or of which the SAB Member becomes aware through the SAB Member’s involvement with the Advisory Board:
3.1.1	will be kept strictly confidential;
3.1.2	will not, without the prior written consent of Propanc, be disclosed or divulged to any third party in any way;
3.1.3	will be used exclusively and only to the extent necessary for the conduct of the SAB Member’s role as a member of the Advisory Board and not for any other purpose;
3.1.4	will remain the absolute and exclusive property of Propanc; and
3.1.5	will be immediately returned to Propanc upon request at any time and in any event, upon completion of the SAB Member’s tenure on the Advisory Board.

4.0	Exclusions to Confidentiality Obligations
4.1	The SAB Member’s confidentiality obligations referred to in paragraph 3.0 will not extend to such of the Confidential Information that the SAB Member can prove:
4.1.1	was previously known by the SAB Member;
4.1.2	was in the public domain, even though not previously known by the SAB Member;
4.1.3	comes into the public domain subsequently, otherwise than as a result of a breach of the duty of confidentiality by the SAB Member;
4.1.4	is required by law to be disclosed by the SAB Member, provided that the SAB Member take all available steps to limit and minimise the disclosure of the Confidential Information and immediately informs Propanc of the disclosure.
5.0	Intellectual Property
5.1	The SAB Member agrees that any Intellectual Property generated by the SAB Member in the course of or incidental to its participation in the Advisory Board shall be legally and beneficially owned by Propanc.
5.2	Ownership of any pre-existing or independently developed Intellectual Property is not transferred by virtue of clause 5.1.
5.3	The SAB Member agrees to perform all such acts and execute all such agreements and other documents as Propanc reasonably requires, at its expense, to perfect its rights pursuant to clause 5.1.
6.0	Term
6.1	This Agreement shall terminate upon the termination of the SAB Member’s tenure on the Advisory Board. Notwithstanding termination, the SAB Member’s obligations in relation to clause 5.3 shall survive for a period of five years from the date of termination and the SAB Member’s obligations of confidentiality shall terminate in relation to specific Confidential Information only when that specific Confidential Information becomes publicly available other than through breach of this Agreement.
7.0	Relationship
7.1	Nothing in this Agreement constitutes a relationship of employer and employee, principal and agent, or partnership between Propanc and the SAB Member.
7.2	The SAB Member is responsible for and indemnifies Propanc against all taxes, levies, payments and other outgoings in relation to the SAB Member’s participation in the Advisory Board (including, but not limited to income tax, PAYE tax, pay-roll tax, superannuation guarantee charge, training guarantee levy, worker's compensation charges, annual and other leave payments and loadings).
8.0	Law
8.1	This Agreement is governed by the laws of the State of Victoria and each party submits to the jurisdiction of the courts of Victoria.

EXECUTED BY THE PARTIES AS AN AGREEMENT

Signed for and on behalf of	)
PROPANC PTY LTD	)
by	)
)
)
Director / Secretary	)
)
and

)
)
Director	)

Signed for and on behalf of	)
[INSERT NAME]	)
by	)
)
)
)
)
)
Name of Witness
)

APPENDIX A: TERMS OF REFERENCE

1. Overview

•	The Scientific Advisory Board (SAB) will provide independent advice to Propanc relating to:
o	the identification, assessment, evaluation, selection, conduct and management of research projects, both under review and in progress;
o	Intellectual property;
o	Commercialisation;
•	The SAB should not limit its advice to individual assessments or research projects, but may address issues related to improving project selection, formal review processes and management procedures within Propanc.

2. The Composition of the SAB:

The SAB will generally be composed of an advisory panel of clinicians with expertise in translational research in oncology.

One of the advisory board members will be appointed by Propanc to act as the Chair of the advisory panel.

3. Convening of SAB:

The SAB will convene twice a year for a one day meeting that will review all research and development projects and provide an opportunity for input and expert advice from the SAB members into the ongoing activities and planning of the projects reviewed.

4. Activities of SAB:

The SAB members, where applicable, can assist with the design details for early protocols, in the choice of tumour models for early study and in building interest within the oncology community. The expectation is that SAB members will be available for formal and informal consultation from time to time.

The SAB members may also provide assistance with early presentation of novel therapies in peer-reviewed journals, which is an important tool in recruitment for the larger studies required in late development. These early publications can be based on the animal observations prior to clinical trials or on the first observations in cancer patients.

Specific activities of the SAB include:

(1)	Review project plans and scientific updates and reports provided by Propanc.
(2)	Review any new projects that have met the feasibility review criteria determined by Propanc.
(3)	Submit a report to Propanc on each project following the completion of the assessment. The report should include:
a.	Recommendations on the continuation or termination of individual R&D projects;
b.	Advice relating to the technical merits and deficiencies of the projects;
c.	Advice relating to the management of intellectual property associated with or likely to emerge from the projects, including the need to access or acquire any IP needed for ‘freedom to operate’;
d.	Advice relating to the proposed research plans, budgets, milestones and timelines;
e.	Advice relating to other aspects of the projects or proposals, including suggestion of CROs or scientific collaborators;
f.	Advice relating to the realistic commercial potential of the project, including identification of potential commercial partners or licensees;
g.	Advice relating to potential risks of the product and their mitigation.
(4)	Be proactive in advising Propanc of any matter that they should be made aware of including, without limitation, new project opportunities or other matters of material relevance to the conduct of projects within Propanc.